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                                                                  Exhibit 23(ii)
                                                                  --------------




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the inclusion in this Registration Statement of Ocean West Holding Corporation on Pre-Effective Amendment No. 3 to Form S-1 of our report dated June 14, 2000 on the financial statements of Ocean West Enterprises, Inc. for the years ended March 31, 2000 and 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us as it appears under the caption "Experts" in such Prospectus.

                                          /s/ Corbin & Wertz

                                              CORBIN & WERTZ



Irvine, California
January 23, 2002